Exhibit 99.2

QEP MIDSTREAM PARTNERS, LP

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of QEP Midstream Partners, LP for the 2015 Special Meeting of Unitholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone — Please call toll-free at 1-866-874-4874 on a touch-tone telephone and follow the simple recorded instructions. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1347.)

OR

2.	Vote by Internet — Please access https://www.proxyvotenow.com/qepm and follow the simple instructions on the screen. Please note you must type an “s” after “http.”

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.	Vote by Mail — If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: QEP Midstream Partners, LP, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10150-5154.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

☒	Please mark your vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	To consider and vote upon the approval of the Agreement and Plan of Merger dated as of April 6, 2015, by and among Tesoro Logistics LP (“TLLP”), Tesoro Logistics GP, LLC (“TLLP GP”), QEP Field Services, LLC (“QEP Field Services”), TLLP Merger Sub LLC (“MergerCo”), a wholly-owned subsidiary of TLLP, QEP Midstream Partners, LP (“QEPM”) and QEP Midstream Partners GP, LLC (“QEPM GP”), a wholly-owned subsidiary of TLLP and the general partner of QEPM, as it may be amended from time to time (the “merger agreement”), and the merger contemplated by the merger agreement (the “merger”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

, 2015
Date

Signature

Signature

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title. Corporations or partnership should sign in full name of corporation or partnership by an authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE TODAY.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

QEP MIDSTREAM PARTNERS, LP

SPECIAL MEETING OF UNITHOLDERS – JULY 21, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Phillip M. Anderson and Charles S. Parrish and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the units of QEP Midstream Partners, LP held of record or in an applicable plan by the undersigned at the close of business on June 8, 2015, at the Special Meeting of Unitholders to be held at 19100 Ridgewood Parkway, San Antonio, Texas 78259 at 8:00 a.m., on July 21, 2015 or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR Items 1 and 2.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Unitholders or any adjournment or postponement thereof, and hereby acknowledges receipt of the Notice of Special Meeting of Unitholders, and the Proxy Statement furnished herewith.

IMPORTANT – THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.